UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2014

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On June 12, 2014, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE), issued a release announcing that it has received the independent shareholder vote required to approve the Central Park portfolio acquisition and the Opera portfolio acquisition (together, the “Transactions”). KWE also announced that the banks that provided the existing property-level debt have provided their consent to the Transactions. A copy of the release is furnished herewith as Exhibit 99.1. Kennedy-Wilson Holdings, Inc. (the “Company”) currently owns approximately 13.2% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.

The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 8.01.	OTHER EVENTS

On May 9, 2014, Kennedy-Wilson Holdings, Inc. (the “Company,” “we,” or “us”) filed a Form 8-K regarding (i) the Company and its equity partners entering into a purchase agreement with KWE to sell to KWE a portfolio of 7 office and 6 retail properties located across Dublin, Ireland, with one in Cork, Ireland (the “Opera Portfolio”) for a total purchase price of approximately €391.4 million, consisting of approximately €194.9 million of cash and approximately €196.5 million of assumed non-recourse debt secured by the Opera Portfolio; and (ii) a subsidiary of the Company entering into a purchase agreement with KWE to sell to KWE, its interests in a portfolio of properties located in Dublin, Ireland, comprising of 272 residential units, approximately 31,000 square feet of total commercial space and a partially completed residential development with permits for 166 residential units and 14,800 square feet of total commercial space (“Central Park Portfolio”) for a total purchase price of approximately €88.1 million, consisting of approximately €30.7 of cash and approximately €57.4 million of assumed non-recourse debt secured by the Central Park Portfolio.

These transactions are subject to various closing conditions, including KWE obtaining approval from its independent shareholders. On June 12, 2014, KWE announced that it had obtained approval from its independent shareholders. The banks that provided the existing property-level debt have also provided their consent to these transactions. The Company anticipates closing these transactions in the second quarter of 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy-Wilson Holdings, Inc.

Date: June 12, 2014

	By:	/S/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated June 12, 2014.